Exhibit 3.3

BYLAWS

OF

BOX, INC.

(Adopted on March 11, 2008; As amended on February 14, 2014)

TABLE OF CONTENTS

(Continued)

TABLE OF CONTENTS

(Continued)

BYLAWS

OF

BOX, INC.

ARTICLE I

CORPORATE OFFICES.

1.1 REGISTERED OFFICE.

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The name of its registered agent at that address is Corporation Service Company.

1.2 OTHER OFFICES.

The Corporation may also establish offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS.

2.1 PLACE OF MEETINGS.

Meetings of stockholders, including those held pursuant to a demand of the stockholders, shall be held at the principal office of the Corporation or any other location, within or outside the State of Delaware, designated by the Board of Directors. Alternatively, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2 ANNUAL MEETING.

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly come before the meeting. In the absence of such designation, the annual meeting of stockholders shall be held each year on the 28th of October at 10:00 a.m. Pacific Central Time. However, if such day is not a business day, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3 SPECIAL MEETING.

A special meeting of the stockholders may be called at any time by the Board of Directors, the chairperson of the board, the president, chief executive officer, or by such person or persons as may be authorized by the Certificate of Incorporation. No other person or persons are permitted to call a special meeting. No business may be conducted at a special meeting other than the business brought before the meeting by the Board of Directors, the chairperson of the board, the president, chief executive officer, or by such person or persons as may be authorized by the Certificate of Incorporation.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS.

All notices of meetings of the stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except for any notice of a meeting to act on a plan of merger or consolidation, or on the sale, lease or exchange of all or substantially all of the Corporation’s property and assets (including its goodwill and corporate franchises) which shall be given not fewer than 20 nor more than 60 days in advance of such meeting. The notice shall specify the place, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the Corporation. Notice also shall be deemed given (i) if sent by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if sent by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if sent by posting on an electronic network together with separate notice to the stockholder of such specific posting upon the later of such posting or the’ giving of such separate notice; and (iv) if sent by any other form of electronic transmission consented to by the stockholder to whom notice is given. Any consent to receive notice by electronic transmission shall be revocable by written notice from such stockholder to the

Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 QUORUM.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation, provided, however, that where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series present in person or represented by proxy shall also be required. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it shall be deemed present for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7 ADJOURNED MEETING; NOTICE.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.9 WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting or upon arrival of such person, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that an action by written consent to elect directors, unless such action is unanimous, may be in lieu of holding an annual meeting only if all the vacant directorships to which directors could be elected at an annual meeting held at the effective time of such action are filled by such action.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth (or is delivered with information from which the Corporation can determine) (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by a telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to in such consent unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Corporation, in the manner required by this Section, within 60 days of the earliest dated consent delivered to the Corporation in the manner required by this Section. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action that is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to an action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date. Such record date shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, (ii) be more than 60 nor fewer than 10 days before the date of such meeting, (iii) be more than 10 days after the date upon which the resolution fixing the record date for an action by written consent in lieu of a meeting is adopted by the Board of Directors, or (iv) be more than 60 days prior to any other action.

If the Board of Directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.12 PROXIES.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy or by an electronic transmission indicating such proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A proxy with respect to a specific meeting shall entitle the proxy holder to vote at any reconvened meeting following adjournment of such meeting, but shall not be valid after the final adjournment of such meeting. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy or the electronic transmission indicating such proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth (or be accompanied by information from which it can be determined) that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.13 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.14 ANNUAL STATEMENT TO STOCKHOLDERS.

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE III

DIRECTORS

3.1 POWERS.

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 NUMBER OF DIRECTORS.

The Board shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until the successor of such director is elected and qualified or until the death, resignation or removal of such director. Elections of directors need not be by written ballot.

3.4 RESIGNATION AND VACANCIES.

Any director may resign at any time upon written notice given in writing or by electronic transmission to the Corporation. Any such resignation shall be effective upon delivery, unless the notice of resignation specifies a future effective date, and unless otherwise specified, the acceptance of such resignation shall not be a precondition to its effectiveness. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or series may, unless otherwise set forth in the Certificate of Incorporation, be filled by a majority of the directors elected by such class or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5 PLACE OF MEETINGS; TELEPHONIC MEETINGS.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of

Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 FIRST MEETINGS.

The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

3.7 REGULAR MEETINGS.

Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board of Directors may determine by resolution. Such regularly scheduled meetings may be held without further notice to the directors.

3.8 SPECIAL MEETINGS; NOTICE.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the board, the president or any 2 directors. Special meetings of the Board of Directors shall be held upon 4 days’ notice by mail or 48 hours’ notice delivered personally, by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), or by other form of electronic transmission. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors.

3.9 QUORUM.

At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by the General Corporation Law of Delaware or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A director of the Corporation who is present at a board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting any business at such meeting, (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.10 WAIVER OF NOTICE.

Whenever notice is required to be given to a director under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Such waiver shall be deemed delivered if made by electronic transmission. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting or upon the director’s arrival, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.11 ADJOURNED MEETING; NOTICE.

If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13 FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. Directors and committee members may be paid their expenses, if any, of attendance at each board or committee meeting, a fixed sum for attendance at each board or committee meeting or a stated salary as director or a committee member, and such other compensation as the Board of Directors may determine. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

3.14 REMOVAL OF DIRECTORS.

Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If the Certificate of Incorporation or applicable law provides for cumulative voting in the election of directors and if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS.

The Board of Directors may designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

4.2 COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors.

4.3 MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, including without limitation Section 3.5 (place of meetings; telephonic meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings; notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjourned meeting; notice), and Section 3.12 (board action by written consent without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Unless the Board of Directors adopts rules for the governance of a committee, then each committee may adopt its own governance rules, provided that such rules shall not be inconsistent with the provisions of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS.

5.1 OFFICERS.

The officers of the Corporation shall be a chief executive officer, a chief technology officer, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a chairperson of the board, one or more vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors.

5.3 SUBORDINATE OFFICERS.

The Board of Directors may appoint, or empower the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors (or, if so empowered, the president) may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS.

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or,

except in the case of an officer appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time upon written notice given in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES.

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

5.6 CHAIRPERSON OF THE BOARD.

The chairperson of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to such officer by the Board of Directors or as may be prescribed by these Bylaws. If there is no president, then the chairperson of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7 PRESIDENT.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairperson of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation, unless some other officer is so designated by the Board of Directors, and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. The president shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairperson of the board, at all meetings of the Board of Directors. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8 VICE PRESIDENT.

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairperson of the board.

5.9 SECRETARY.

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each stockholder, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The secretary shall keep the seal of the Corporation, if one were adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.10 CHIEF FINANCIAL OFFICER.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. Such officer shall disburse the funds of the Corporation as may be ordered by the

Board of Directors, shall render to the president and directors, whenever they request it, an account of all of the transactions of such officer as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

The chief financial officer shall also be the treasurer of the Corporation unless otherwise designated by the Board of Directors.

5.11 ASSISTANT SECRETARY.

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the inability or refusal of such officer to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.12 ASSISTANT TREASURER.

The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the inability or refusal of such officer to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.13 AUTHORITY AND DUTIES OF OFFICERS.

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

5.14 SALARIES.

The salaries of the officers shall be fixed from time to time by the Board of Directors, or by any committee or officer to which or whom, as the case may be, the Board of Directors has delegated such authority. No officer shall be disqualified from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

5.15 LOANS TO OFFICERS AND EMPLOYEES.

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute. Notwithstanding the foregoing, any such loan made, guaranteed, or arranged for by the Corporation shall contain a provision requiring the borrower to repay the obligation in full if the Corporation becomes subject to the restrictions of the Sarbanes-Oxley Act of 2002, as amended, or if the borrower becomes an officer or director of a parent entity that is subject to the restrictions of the Sarbanes-Oxley Act of 2002, as amended.

ARTICLE VI

INDEMNITY.

6.1 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (provided, that in the case of such an amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), the Corporation shall indemnify and hold harmless each person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (including service with respect to an employee benefit plan), against all liability, loss and reasonable expense incurred by such person, including attorneys’ fees, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement of proceedings. Except as set forth in Section 6.2 below, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification under this Article VI shall be construed as a contractual right of the indemnitees and shall inure to the benefit of an indemnitees heirs, executors and administrators.

6.2 PREPAYMENT OF EXPENSES; UNDERTAKING TO REPAY.

The Corporation shall pay the expenses (including attorneys’ fees) expected to be incurred in defending any proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of Delaware then so requires, the payment of expenses incurred in advance of the final disposition of the proceeding by a director or officer in such person’s capacity as such (and not in any other capacity in which service is or was rendered by such person, such as service with respect to an employee benefit plan) shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is determined by a final judicial determination from which there is no further possibility of appeal that the director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall not be required to prepay any expenses to a person against whom the Corporation directly brings a claim alleging that such person has (i) breached such person’s duty of loyalty to the Corporation, or committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (ii) derived an improper personal benefit from a transaction.

6.3 CLAIMS BY INDEMNITEE; PRESUMPTION OF VALIDITY.

If a claim for indemnification or payment of expenses under this Article VI is not paid in full within 60 days after a written claim therefor has been presented to the Corporation (except in the case of a claim for prepayment of expenses in accordance with Section 6.2 above, in which case the applicable period shall be 20 days) the indemnitee may file suit to recover the unpaid amount of such claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law. The indemnitee shall be presumed to be entitled to indemnification under this Article VI upon submission of a written claim (and, in an action brought to enforce a claim for prepayment of expenses, where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

6.4 NON-EXCLUSIVITY OF RIGHTS.

The rights conferred on any person by this Article VI shall not be exclusive of any other rights that such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, contractual agreement, vote of the stockholders or disinterested directors or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

6.5 SET-OFF AGAINST OTHER INDEMNIFICATION.

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount that such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

6.6 EFFECT OF AMENDMENT OR REPEAL.

No repeal or modification of this Article VI shall adversely affect any right or protection afforded hereunder to any person in respect of an act or omission occurring prior to the time of such repeal or modification.

6.7 INDEMNIFICATION OF EMPLOYEES AND AGENTS.

The Corporation may by action of the Board of Directors, extend the rights described in this Article VI to individual employees or agents, or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article VI; provided, however, that an undertaking of the sort described in Section 6.2 shall be required only if specifically requested by the Board of Directors.

6.8 INSURANCE; INDEMNIFICATION AGREEMENTS.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of Delaware. The Corporation, without further stockholder approval, may enter into contracts with any person who is or was a director, officer, employee or agent, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity, in furtherance of the provisions of this Article VI. The Corporation may also create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided herein.

6.9 RELIANCE UPON BOOKS, REPORTS AND RECORDS.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

6.10 CERTAIN DEFINITIONS.

For purposes of this Article VI, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII

RECORDS AND REPORTS.

7.1 MAINTENANCE AND INSPECTION OF RECORDS.

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

7.2 INSPECTION BY DIRECTORS.

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to the position of such person as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII

STOCK AND STOCK CERTIFICATES.

8.1 STOCK CERTIFICATES; PARTLY PAID SHARES.

No shares of the Corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

The shares of a Corporation shall be represented by certificates, which shall include on their face or back written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified. Notwithstanding the foregoing, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. The Board of Directors may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate thereafter issued shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares (or upon the books and records of the Corporation in the case of uncertificated partly paid shares), the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.2 SPECIAL DESIGNATION ON CERTIFICATES.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such powers, preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such powers, preferences and/or rights.

8.3 LOST CERTIFICATES.

Except as provided in this Section 8.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the legal representative of such owner, to give the Corporation a bond or an indemnity sufficient to protect it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.4 TRANSFER OF STOCK; RESTRICTIONS ON TRANSFER.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

Except to the extent that the Corporation has obtained an opinion of counsel acceptable to the Corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the Corporation shall bear on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, such legends as may be required by applicable law, including without limitation a legend that reads substantially as follows:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION ARE NOT REQUIRED.”

8.5 STOCK TRANSFER AGREEMENTS.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.6 REGISTERED STOCKHOLDERS.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.7 DIVIDENDS.

The directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

ARTICLE IX

GENERAL MATTERS.

9.1 CHECKS.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

9.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.3 FISCAL YEAR.

The fiscal year of the Corporation shall be the same as the calendar year unless otherwise fixed by resolution of the Board of Directors.

9.4 SEAL.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.5 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairperson of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of the Corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

9.6 CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE X

AMENDMENTS.

Subject to any voting requirements set forth in the Corporation’s Certificate of Incorporation, the original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

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